UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 18, 2023

NightHawk Biosciences, Inc.

(Exact name of registrant as specified in charter)

Delaware	001-35994	26-2844103
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

627 Davis Drive, Suite 300

Morrisville, North Carolina 27560

(Address of principal executive offices and zip code)

(919) 240-7133

(Registrant’s telephone number including area code)

N/A

(Former Name and Former Address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0002 par value per share	NHWK	NYSE American LLC
Common Stock Purchase Rights		NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01  Other Events.

On August 18, 2023, Jeffrey Wolf submitted a preliminary, non-binding offer letter (the “Offer Letter”) to the Board of Directors of NightHawk Biosciences, Inc. (the “Company”) on behalf of Starlight Acquisition Corp, a newly-formed corporation owned by Mr. Wolf (“Starlight”) to acquire among other things the equity interests of Elusys Therapeutics, Inc. (“Elusys”), the Company’s wholly owned subsidiary, all intellectual property related to the anthrax antitoxin known as ANTHIM®, and certain related research and development rights and assets (such assets, which for the avoidance of doubt shall include the equity interests of Elusys, are referred to as the “Business”).  The Offer Letter specifically provides that Starlight or its wholly-owned subsidiary, proposes to acquire (i) all of the equity interest in Elusys and the on-going operation of the Business, including, but not limited to, all new contracts and contractual obligations entered into by Elusys from the time that the Offer Letter is executed until the closing of the acquisition, (ii) all intellectual property related to early-stage biodefense and research assets currently being developed by the Company, (iii) all of the Company’s rights, interests and obligations in the development of a potential manufacturing facility in Kansas, (iv) select Company/Elusys employees who are responsible for the development of ANTHIM®, and (v) the rights to the NightHawk Biosciences’ name.  The Offer Letter states that Starlight anticipates that the consideration payable for the foregoing acquisition would consist of (i) the assumption of all of the liabilities and contractual obligations of the Business, which are currently estimated to be approximately $40 million, (ii) the assumption of all operating costs of Elusys, including personnel, consultant, regulatory, research and development costs, and (iii) 10% of the profits derived from the sale of ANTHIM® during the five year period following the closing of the transaction, which shall be subject to a minimum payment of $5 million. On August 21, 2023, Mr. Wolf filed Amendment No. 8 to his Schedule 13D (the “Amendment”) announcing the foregoing. The Company has been considering various strategic and other transactions to address its previously disclosed financial position. As previously reported in the Company’s Form 10-Q for the quarter ended June 30, 2023, the Company has an accumulated deficit of $235.9 million at June 30, 2023 and a net loss of $26.7 million for the six months ended June 30, 2023.  The Company’s special committee of independent directors is reviewing and preparing to negotiate Mr. Wolf’s offer and considering alternatives thereto.

The Company undertakes no duty or obligation to update or revise information included in this Current Report on Form 8-K.

Item 9.01  Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

104	Cover Page Interactive Data File (formatted in Inline XBRL and contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 21, 2023	NIGHTHAWK BIOSCIENCES, INC.

	By:	/s/ Jeffrey Wolf
	Name:	Jeffrey Wolf
	Title:	Chairman, President and
Chief Executive Officer